INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated December 23, 2014 of Pacman Media, Inc. for the period ending October

31, 2014, which appear in such Registration Statement.

I also consent to the references to me under the headings "Expert" and "Selected

Financial Data" in such Registration Statement.

Dated:  December 23, 2014

________________________________

David Lee Hillary, Jr.

5797 East 169th Street, Suite 100

Noblesville, IN 46062

317-222-1416

5797 East 169th Street Noblesville, IN 46062

317‐222‐1416

www.HillaryCPAgroup.com